UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2008
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110 Boca Raton, Florida 33431
(Address Of Principal Executive Offices)

(561) 322-1300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 8, 2008, the New York Stock Exchange (NYSE) announced that the Company no longer meets its standards for continued listing due to the Company’s low market capitalization and that trading of the Company’s common stock will be suspended effective at the opening of the market on December 15, 2008. The Company is submitting its application for listing on the OTCQX and expects to begin trading in that marketplace on that date.  The Company will announce its new trading symbol as soon as it becomes available.

On December 9, 2008, the Company issued a press release announcing its suspension from trading on the NYSE and its plan to submit an application for its common stock to be listed on the OTCQX. The press release is attached to this Current Report on Form 8-K in Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on December 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

		By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

Dated:	December 9, 2008

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